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                                                                    Exhibit 23.2



                         Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" and to the inclusion and incorporation by reference in Amendment No. 4 to Form S-2 Registration Statement #333-91362 of Penn-America Group, Inc. for the registration of 2,600,000 shares of its common stock of our report (dated January 18, 2002, except for share and per share information in Notes 2, 11, 14 and 15, the section entitled "restatement of financial information" in Note 1, the 7th and 13th paragraphs in Note 1, all information marked "restated" in the notes to consolidated financial statements, the first paragraph in Note 3, the next-to-last paragraphs in Note 4 and Note 8,and the last paragraph in Note 6, as to which the date is November 1, 2002) with respect to the consolidated financial statements and schedules of Penn-America Group, Inc. included therein and incorporated by reference in its Annual Report on Form 10-K/A for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
November 21, 2002